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                                                                  Exhibit 4.A


                               SECURITY AGREEMENT
                              (ACCOUNTS RECEIVABLE
                            INVENTORY AND EQUIPMENT)


                                    BETWEEN


                           FINOVA CAPITAL CORPORATION
                              111 WEST 40TH STREET
                            NEW YORK, NEW YORK 10018


                                      AND

                            PDG ENVIRONMENTAL, INC.
                        PROJECT DEVELOPMENT GROUP, INC.
                                   PDG, INC.
                      ENVIRO-TECH ABATEMENT SERVICES, CO.
                                ASBESTEMPS, INC.
                    APPLIED ENVIRONMENTAL TECHNOLOGIES, INC.
                             ASBESTEC-APPLIED, INC.
                                DPI ENERGY, INC.

                                300 OXFORD DRIVE
                      MONROEVILLE, PENNSYLVANIA 15146-2343

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FINOVA Capital Corporation                                  Security Agreement
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FINOVA(R)
FINANCIAL INNOVATORS

     This Security Agreement, made and entered into in New York, New York, as of this 19th day of August, 1997, by and between PDG ENVIRONMENTAL, INC., a corporation existing under and by virtue of the laws of the State of Delaware, with its principal place of business located at 300 Oxford Drive, Monroeville, Pennsylvania 15146-2343; PROJECT DEVELOPMENT GROUP, INC., a corporation existing under and by virtue of the laws of the State of Pennsylvania, with its principal place of business located at 300 Oxford Drive, Monroeville, Pennsylvania 15146-2343; PDG, INC., a corporation existing under and by virtue of the laws of the State of Pennsylvania, with its principal place of business located at 300 Oxford Drive, Monroeville, Pennsylvania 15146-2343; ENVIRO-TECH ABATEMENT SERVICES, CO., a corporation existing under and by virtue of the laws of the State of North Carolina with its principal place of business located at 300 Oxford Drive, Monroeville, Pennsylvania 15146-2343; ASBESTEMPS, INC., a corporation existing under and by virtue of the laws of the State of Delaware, with its principal place of business located at 300 Oxford Drive, Monroeville, Pennsylvania 15146-2343; APPLIED ENVIRONMENTAL TECHNOLOGIES, INC., a corporation existing under and by virtue of the laws of the State of Delaware, with its principal place of business at 300 Oxford Drive, Monroeville, Pennsylvania 15146-2343; ASBESTEC-APPLIED, INC., a corporation existing under and by virtue of the laws of the State of Delaware, with its principal place of business located at 300 Oxford Drive, Monroeville, Pennsylvania 15146-2343; and DPI ENERGY, INC., a corporation existing under and by virtue of the laws of the State of Delaware, with its principal place of business located at 300 Oxford Drive, Monroeville, Pennsylvania 15146-2343; (collectively, the "Borrower") and FINOVA CAPITAL CORPORATION, a Delaware corporation, with a place of business located at 111 West 40th Street, New York, New York 10018 ("FINOVA"). This Agreement sets forth the terms and conditions upon which FINOVA may, in its sole and absolute discretion, make loans, advances and other financial accommodations to or for the benefit of Borrower upon the security referred to herein.

     Section 1. DEFINED TERMS

     1.1. All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code (the "UCC") shall have the same meaning as given therein unless otherwise defined in this Agreement. All references to the plural shall also mean the singular.

     1.2. "Account" or "Accounts" shall mean all of Borrower's present and hereafter created accounts receivable, contract rights, general intangibles, security deposits, trade styles, trademarks, chattel paper, notes, drafts, acceptances, leases, lease payments, rents, tax refunds, options to purchase real or personal property, securities, stock options, customer lists, insurance claims, patents, patent applications, documents, instruments, copyrights, claims, and any other choses in action, as such terms may be defined in the UCC, including, without limitation, all obligations for the payment of money arising out of Borrower's sale, lease or other disposition of goods or other property or Borrower's rendition of services, and to all of Borrower's merchandise which is represented thereby whether delivered or undelivered, and to all proceeds thereof including, but not limited to, the proceeds of any insurance thereon whether or not specifically assigned to FINOVA.

     1.3. "Account Debtor" shall mean each debtor or obligor in any way obligated on or in connection with any Account.

     1.4. "Collateral" shall have the meaning set forth in Section 4.1 hereof.

     1.5. "Costs and Expenses" shall include, but not be limited to commissions, fees, appraisal fees, taxes, title insurance premiums, internal and external audit expenses for routine and non-routine audits, field examination expenses, filing, recording and search expenses, reasonable attorney's fees and disbursements (as may be incurred with respect to the effectuation of this Agreement or any claim of any nature or litigation whatsoever arising out of or as a result of the interpretation of this Agreement or the financing provided for hereunder, including, but not limited to, all fees and expenses for the service and filing of papers, premiums on bonds and undertakings, fees of marshals, sheriffs,

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FINOVA Capital Corporation                                   Security Agreement
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custodians, auctioneers and others, travel expenses and all court costs and collection charges), Facility Fees (as defined herein), postage, wire transfer fees, check dishonor fees and other out of pocket expenses arising out of or relating to the negotiations, preparation, consummation, administration and enforcement of this Agreement or any other agreement between Borrower and FINOVA including, but not limited to any guaranty of the Obligations (as defined herein).

     1.6. "Default Rate of Interest" shall have the meaning set forth in
Section 3.2 hereof.

     1.7. "Eligible Accounts" shall mean Accounts created by Borrower in the ordinary course of its business arising out of its sale of goods or rendition of services, which are and at all times shall continue to be acceptable to FINOVA in its sole and absolute discretion. Eligible Accounts shall not include:
(a) accounts aged over ninety (90) days from invoice date; (b) contra accounts, foreign receivables, progress billings, employee or affiliate accounts, poor credit accounts, excessive concentration accounts, service or finance charges; and (c) other accounts which, in the sole and absolute discretion of FINOVA, do not constitute acceptable collateral. Standards of eligibility may be fixed and revised from time to time solely by FINOVA in its exclusive judgment. In determining eligibility, FINOVA may, but need not, rely on agings, reports and schedules of Accounts furnished by Borrower but reliance by FINOVA thereon from time to time shall not be deemed to limit its right to revise standards of eligibility at any time without notice as to both Borrower's present and future Accounts.

     1.8. "Events of Default" shall have the meaning set forth in Section 8.1 hereof.

     1.9. "Facility Fee" shall have the meaning set forth in Section 3.5 hereof.

     1.10. "Line of Credit" as used herein is solely for the purpose of computing the Facility Fee and does not represent any amount or amounts available for borrowing purposes nor any limit as to the amount or amounts available for borrowing purposes, each of which shall be determined at FINOVA's sole and absolute discretion. Subject to the preceding sentence, Borrower's Line of Credit is $2,000,000.

     1.11. "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits, reserves (as determined by FINOVA in its sole discretion) and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

     1.12. "Obligations" shall mean any and all loans, advances, accommodations, indebtedness, liabilities. Costs and Expenses and all obligations of every kind and nature owing by Borrower to FINOVA, however evidenced, whether as principal, guarantor or otherwise, whether arising under this Agreement, any supplement hereto, or otherwise, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed, modified or extended, and whether arising directly or acquired from others (including, without limitation, wherever applicable, FINOVA's participations or interests in Borrower's obligations to others) and including, without limitation, FINOVA's charges, of whatever nature, commissions, interest, expenses, costs and attorneys' fees, all of which are chargeable to Borrower in connection with any of the foregoing.

     1.13. "Records" shall have the meaning set forth in Section 4.1(f) hereof.

     1.14. "Renewal Date" shall have the meaning set forth in Section 9.1 hereof.

     1.15 "Service Fee" shall have the meaning set forth in Section 3.5 hereof.


     Section 2. LOANS AND ADVANCES

     2.1. FINOVA shall from time to time, in its sole and absolute discretion, make loans, advances and other financial accommodations to or for the benefit of Borrower of up to: (a) 80% of the Net Amount of Eligible Accounts (or such greater or lesser percentage thereof as FINOVA shall, in its sole and absolute discretion determine); and (b) $500,000 (the "M&E Advance"). The M&E Advance shall be repaid in arrears to FINOVA in principal installments in the amount of $8,333.33 per month and shall be charged to an account in Borrower's name on the last day of the first month immediately following the month in which this Agreement is executed and delivered to FINOVA and on the last day of each month thereafter for fifty-nine (59) months at which time the entire balance of the M&E

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FINOVA Capital Corporation                                   Security Agreement
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Advance shall be paid to FINOVA. Notwithstanding the foregoing, FINOVA shall have the right at any time to demand and receive the immediate repayment of the entire balance of the M&E Advance in the event (a) of any default or termination under this Agreement; (b) of any reduction in the value of the Borrower's machinery and equipment; or (c) that FINOVA, in its sole and absolute discretion, shall consider the M&E Advance insecure.

     2.2. All Obligations shall be charged in arrears to an account in the Borrower's name as maintained on FINOVA's books. FINOVA shall render to Borrower a monthly statement of its account which statement shall be deemed correct, accepted by, and conclusively binding upon Borrower as an account stated, except to the extent that Borrower shall deliver to FINOVA written notice of any specific exceptions thereto within thirty (30) days after the date such statement is rendered.

     2.3. All principal, interest, fees, commissions, charges, Costs and Expenses incurred with or in respect of this Agreement or any supplement or amendment hereto (all of which shall be cumulative and not exclusive) and any and all Obligations shall be charged in arrears on the first day of each month for the prior month's charges as an advance to Borrower's account as maintained by FINOVA.

     2.4. All Obligations shall be payable at FINOVA's office specified above or at such other place as FINOVA may hereafter designate from time to time. If requested, Borrower shall execute and deliver to FINOVA one or more promissory notes in form and substance satisfactory to FINOVA to further evidence the Obligations.

     Section 3. INTEREST AND FEES

     3.1. FINOVA is authorized to charge the Borrower's loan account as an advance on the first day of each month as follows: (a) all Costs and Expenses;
(b) interest on Borrower's monthly average loan balance (inclusive of all advances made pursuant to paragraph 2.1 of this Agreement together with all costs and expenses charged to Borrower's account); and (c) Letter of Credit, Guaranty or Acceptance Fees ("LC Fees"), if any. Interest shall be payable by Borrower to FINOVA at the per annum Prime Rate (the "Prime Rate") plus 3.5% (the "Interest Rate"). As used herein the term "Prime Rate" shall be deemed to mean the prime commercial rate as published from time to time in the Wall Street Journal, in effect on the date hereof (whether or not such rate is the lowest rate available by FINOVA) and as same may be adjusted upwards or downwards from time to time. The Interest Rate shall never be less than six (6%) percent per annum nor greater than the highest rate permitted by law. Any change in the Interest Rate shall become effective on the first day of the month following the month in which the Prime Rate shall have been increased or decreased, as the case may be. The Interest Rate shall be calculated based on a three hundred sixty (360) day year for the actual number of days elapsed and shall be charged to Borrower on all Obligations. All interest charged or chargeable to Borrower shall be deemed as an additional advance and shall become part of the Obligations.

     3.2 In the event any amount to be advanced or charged to the Borrower under this Agreement (together with any other agreement between FINOVA and the Borrower) exceeds the amount available to Borrower for borrowing pursuant to any percentage or sublimit set forth in this Agreement (hereinafter sometimes referred to as an "Overadvance") on each of any day in any month, the Interest Rate charged to the Borrower for that month on all Obligations shall be at a rate which is one percent (1%) above the Interest Rate otherwise applicable herein without regard as to whether any such Overadvance is made with or without FINOVA's knowledge or consent. The Interest Rate will be restored each time the Overadvance is fully repaid to FINOVA.

     3.3. Borrower agrees that upon the occurrence of any Event of Default (whether caused by the Borrower, an Account Debtor or others), the Interest Rate on all Obligations shall immediately convert to the rate of 1/15th of 1% per day (the "Default Rate of Interest") and all interest accruing hereunder together with all Obligations shall thereafter be payable upon demand.

     3.4. In no event shall the Interest Rate or the Default Rate of Interest exceed the highest rate permitted under any applicable law or regulation. If any part or provision of this Agreement is in contravention of any such law or regulation such part or provision shall be deemed amended to conform thereto and any payments of interest made in excess of such highest rate permitted, if any, shall be deemed to be payments of principal Obligations to the extent of such excess.

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FINOVA Capital Corporation                                   Security Agreement
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     3.5. Upon the execution and delivery of this Agreement by the Borrower to
FINOVA, Borrower shall pay a Closing Fee in the amount of (2%) of the Line of Credit extended by FINOVA to the Borrower. Borrower shall also pay FINOVA an annual Facility Fee in the amount of 1% of the Line of Credit extended by FINOVA to Borrower. The Facility Fee is payable upon each annual anniversary date of this Agreement until such time as this Agreement has been terminated in accordance with its terms. In addition, Borrower shall pay FINOVA a monthly Service Fee in the amount of $1,000. The Service Fee is due and payable upon the execution and delivery of this Agreement and on the first day of each month until such time as this Agreement has been terminated in accordance with its terms.

     3.6 Borrower shall pay FINOVA an Audit Fee in the amount of $750 per day for each auditor performing an examination of the Borrower's books and records, such Audit Fee to be in addition to all other Costs and Expenses incurred by FINOVA with regard to each such examination, all of which shall be deemed part of the Obligations.

     Section 4. GRANTING PROVISIONS

     4.1. As security for the prompt performance, observance and payment in full of all Obligations, Borrower hereby grants to FINOVA a continuing security interest in, lien upon and right of setoff against, and Borrower hereby assigns, transfers, pledges and sets over to FINOVA the following (which, together with any of Borrower's other property in which FINOVA may at any time have a security interest or lien, whether pursuant to any supplement or amendment hereto, or otherwise, all of which are herein collectively referred to as the "Collateral"): (a) All of Borrower's present and future Accounts; (b) all of Borrower's monies, securities and other property and the proceeds thereof, now or hereafter held or received by, or in transit to, FINOVA from or for Borrower, or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of Borrower's deposits (general or special) including, but not limited to security deposits, balances, sums and credits with FINOVA at any time existing or with a third party for the Borrower's account; (c) all of Borrower's present and future right, title and interest, and all of Borrower's present and future rights, remedies, security and liens, in, to and in respect of the Accounts and other Collateral, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guarantees or other contracts of suretyship with respect to the Accounts, deposits or other security for the obligation of any Account Debtor, and credit and other insurance; (d) all of Borrower's present and future right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, Accounts including, without limitation, all goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, any Accounts or other Collateral, including without limitation, all returned, reclaimed or repossessed goods; (e) all of Borrower's present and future deposit accounts; (f) all of Borrower's present and future books, records, ledger cards, computer programs (including all software and data contained in or by any computer whether in the possession of the Borrower or any other party) and other property and general intangibles evidencing or relating to the Accounts and any other Collateral or any Account Debtor, together with the file cabinets, containers, tapes or disks, in which the foregoing are stored ("Records"); (g) all of Borrower's presently owned or hereafter acquired inventory; (h) all of Borrower's machinery and equipment, whether presently owned or hereinafter acquired; (i) all other of Borrower's present and future general intangibles of every kind and description, including, without limitation, customer lists, stock options, patent, trademark and copyright applications, trade names and trademarks, and the goodwill of the business symbolized thereby, patents, copyrights, licenses and Federal, State and local tax refund claims, leases, rents and insurance claims of all kinds; and (j) all proceeds of the foregoing, in any form, including, without limitation, all claims against third parties for loss or damage to or destruction of any or all of the foregoing. The security interests granted herein shall remain effective whether or not the Collateral covered thereby is acceptable to FINOVA or deemed by it to be ineligible for the purposes of any loans or advances contemplated under this Agreement.

     4.2. Borrower shall deliver to FINOVA a duplicate and/or original invoice, and all original documents evidencing the delivery of goods or the performance of services with regard to each Account, including but not limited to all original contracts, orders, invoices, bills of lading, warehouse receipts, delivery tickets and shipping receipts, together with schedules describing the Accounts and/or written confirmatory assignments to FINOVA of each Account, in form and substance satisfactory to FINOVA and duly executed by Borrower, together with such other information as FINOVA may request. In no event shall the making (or

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FINOVA Capital Corporation                                   Security Agreement
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the failure to make) of any schedule or assignment or the content of any schedule or assignment or Borrower's failure to comply with the provisions hereof be deemed or construed as a waiver, limitation or modification of FINOVA's security interest in, lien upon and assignment of the Collateral or Borrower's representations, warranties or covenants under this Agreement or any supplement or amendment hereto.

     Section 5. ENFORCEMENT OF RIGHTS IN AND TO COLLATERAL

     5.1. Until Borrower's authority to do so is curtailed or terminated at any time by FINOVA in its sole and absolute discretion, Borrower shall (at Borrower's expense) collect on FINOVA's behalf as FINOVA's property and in trust for FINOVA, and deliver to FINOVA in their original form on the same date as the date of the actual receipt thereof, all checks, drafts, notes, acceptances, cash, wire transfers and any other evidences of payment, applicable to any assigned Account ("Collection"). Five (5) working days shall be allowed subsequent to receipt by FINOVA of all Collections (other than wire transfers) to permit bank clearance and collection for the purpose of calculating interest charged or chargeable to Borrower on all Obligations. Two
(2) working days shall be allowed subsequent to receipt by FINOVA of all wire transfers for the purpose of calculating interest charged or chargeable to Borrower on all Obligations.

     5.2. FINOVA or FINOVA's representatives shall at all times have free access to and right of inspection of the Collateral and have full access to and the right to examine and make copies of Borrower's Records, to confirm and verify all Accounts, to perform general audits and to do whatever else FINOVA deems necessary to protect FINOVA's interests. FINOVA may at any time remove from Borrower's premises or require Borrower or its accountants or auditors to deliver any Records to FINOVA. FINOVA may, at Borrower's cost and expense, use any of Borrower's personnel, supplies, computer equipment (including all computer programs, software and data) and space at Borrower's places of business or at any other place as FINOVA may designate, as may be reasonably necessary for the handling of collections.

     5.3. Merchandise received in settlement of any assigned Account shall be received in trust for, segregated and delivered to or for the account of FINOVA. All returns of merchandise, credits issued by Borrower, claims or disputes of Account Debtors whether or not accepted by Borrower or given an allowance of any nature shall be reported by Borrower to FINOVA at least weekly. Each such report shall be accompanied by copies of all documentation provided to Borrower in support of all merchandise returns, credits, claims and disputes. Borrower shall immediately upon obtaining knowledge thereof report to FINOVA all reclaimed, repossessed and returned goods, Account Debtor claims and any other matter affecting the value, enforceability or collectability of Accounts. At FINOVA's request, any goods reclaimed or repossessed by or returned to Borrower will be set aside, marked with FINOVA's name and held by Borrower (at Borrower's place of business or at such other place as FINOVA may designate) for FINOVA's account and subject to FINOVA's security interest.

     5.4 All claims and disputes relating to Accounts shall be adjusted within a reasonable time at Borrower's own cost and expense.

     5.5. FINOVA is authorized and empowered at any time, with or without the occurrence of an Event of Default, to compromise or extend the time for payment of any Account, for such amounts and upon such terms as FINOVA may in its sole discretion determine, and to accept the return of the merchandise represented by any Account, all without notice to or consent by Borrower, and without discharging or affecting Borrower's Obligations hereunder to any extent, and Borrower will, upon demand, pay to FINOVA the amount of any allowance given or authorized by FINOVA hereunder. FINOVA shall have the right (in addition to its other rights hereunder or otherwise), with or without the occurrence of an Event of Default and without notice to Borrower, to appropriate, set off and apply to the payment of any or all of the Obligations, any portion or all of the Collateral, in such manner as FINOVA shall in FINOVA's sole discretion determine, to enforce payment of any Collateral, to settle, compromise or release in whole or in part, any amounts owing on any Collateral, to prosecute any action, suit or proceeding with respect to the Collateral, to extend the time of payment of any and all Collateral, to make allowances and adjustments with respect thereto, to issue credits in FINOVA's or Borrower's name, to sell, assign and deliver the Collateral (or any part thereof) at public or private sale, for cash, upon credit or otherwise at FINOVA's sole option and discretion, and FINOVA may bid or become purchaser at any such sale, free from any right of redemption which is hereby expressly waived. Any


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public or private sale of the Collateral shall be deemed reasonable to the extent Borrower shall have received written notice of such sale at least (10) days prior to its occurrence and shall not have delivered written objection to FINOVA.

     SECTION 6.  REPRESENTATIONS AND WARRANTIES

     Borrower hereby represents, warrants and covenants to FINOVA the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which, and continuing compliance with, being a continuing condition of the making of all loans and advances hereunder by FINOVA or under any supplement or amendment hereto:

     6.1. Borrower is and shall be the owner of the Collateral free and clear of all liens, security interests, claims and encumbrances of every kind and nature, except in FINOVA's favor or as otherwise consented to in writing by FINOVA, and Borrower shall indemnify and defend FINOVA from and against all cost, loss and expense with regard to the same. None of Borrower's Accounts nor any of its inventory has been previously sold or assigned to any person, firm or corporation and will not be sold or assigned, other than to FINOVA, at any time during the term of this Agreement without first obtaining FINOVA's consent in writing. Borrower shall not execute any security agreement or UCC financing statement in favor of any other party or borrow against the security of any corporate asset, including but not limited to the Collateral, without first obtaining FINOVA's consent in writing.

     6.2. (a) Without first obtaining FINOVA's consent in writing Borrower will not directly or indirectly sell, lease, transfer, abandon or otherwise dispose of all or any portion of Borrower's property or assets (except in the ordinary course of business) or consolidate or merge with or into any other entity or permit any other entity to consolidate or merge with or into Borrower;

          (b) Borrower will preserve, renew and keep in full force and effect Borrower's existence and good standing as a corporation and its rights and franchises with respect thereto;

          (c) Borrower will continue to engage in business of the same type as Borrower is engaged as of the date hereof; and

          (d) Borrower will give FINOVA thirty (30) days prior written notice of any proposed change in Borrower's corporate name which notice shall set forth the new name.

     6.3. Borrower's Records and principal executive office are maintained at the address referred to herein. Borrower shall not change such location without FINOVA's prior written consent and prior to making any such change, Borrower agrees to execute any additional financing statements or other documents or notices which FINOVA may require.

     6.4. Borrower shall maintain its shipping forms, invoices and other related documents in a form reasonably satisfactory to FINOVA and shall maintain its books, records and accounts in accordance with generally accepted accounting principles consistently applied. Borrower agrees to furnish FINOVA monthly with accounts receivable agings, inventory reports (if requested by FINOVA), and interim financial statements (including balance sheet, statement of income and surplus account, and cash flow statement) hereafter collectively referred to as "Interim Financial Statements"), and to furnish FINOVA, at any time or from time to time with such other information regarding Borrower's business affairs and financial condition as FINOVA may reasonably request, including, without limitation, cash flow and other projections, earnings forecasts, schedules, agings and reports. Borrower hereby irrevocably authorizes and directs all accountants, auditors and any other third parties to deliver to FINOVA, at Borrower's expense, copies of Borrower's financial statements, papers related thereto, and other accounting records of any kind or nature in their possession and to disclose to FINOVA any information they may have regarding Borrower's business affairs and financial condition. Borrower shall furnish FINOVA with audited financial statements within ninety
(90) days of the end of its fiscal year end certified by independent public accountants selected by Borrower and as to whom FINOVA has no objection.
All financial statements and information shall fairly present Borrower's financial condition and the results of Borrower's operations for the periods in which the financial statements are furnished.

     6.5. Each Account represents a valid and legally enforceable indebtedness based upon a bona fide sale and delivery of goods or rendition of services usually dealt in by Borrower in the ordinary course of its business which has been finally accepted by the Account Debtor. Each Account is and will be for a liquidated


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amount maturing as stated in the invoice rendered to the Account Debtor who is unconditionally liable to make payment at maturity of the amount stated in each invoice, document or instrument evidencing the Account in accordance with the terms thereof, without offset, defense, deduction, counterclaim, discount or condition. Every assigned Account, and any evidence of indebtedness with respect thereto shall be paid in full at maturity. If any Account is not paid in full at maturity, the amount of such unpaid Account (whether in whole or in part) may be charged against and deducted from any advance then or thereafter made by FINOVA to Borrower or, in the event Borrower then has no borrowing availability, Borrower shall pay FINOVA, upon demand, the full amount remaining unpaid thereon. Such payment or deduction shall not constitute a reassignment, and FINOVA may retain the Account as collateral for all Obligations of Borrower to FINOVA until the same have been fully satisfied.

     6.6. All statements made and all unpaid balances appearing in the invoices, documents and instruments evidencing each Account are true and correct and are in all respects what they purport to be and all signatures and endorsements that appear thereon are genuine and all signatories and endorsers have full capacity to contract. To the best of Borrower's knowledge, each Account Debtor is solvent and financially able to pay in full each Account when it matures. None of the transactions underlying or giving rise to any Account shall violate any state or federal laws or regulations, and all documents relating to the Accounts shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms and all recording, filing and other requirements of giving public notice under any applicable law have been and shall be duly complied with.

     6.7. Borrower is solvent and will so remain. Borrower's federal, state and local taxes of every kind and nature, including, but not limited to employment taxes, are current, and there are no pending tax audits or examinations with respect to Borrower's federal, state or local tax returns.

     6.8. Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets prior to the date on which penalties attach thereto. Borrower shall be liable for all taxes and penalties imposed upon any transaction under this Agreement or any supplement or amendment hereto or giving rise to the Accounts or any other Collateral or which FINOVA may be required to withhold or pay for any reason. Borrower agrees to indemnify and hold FINOVA harmless with respect thereto, and to repay to FINOVA on demand the amount thereof, and until paid by Borrower such amounts shall be added to and included in Borrower's Obligations.

     6.9. There is no investigation by any state, federal or local agency pending or threatened against Borrower and there is no action, suit, proceeding or claim pending or threatened against Borrower or Borrower's assets or goodwill or affecting any transactions contemplated by this Agreement, or any supplement or amendment hereto, or any agreements, instruments or documents delivered in connection herewith or therewith before any court, arbitrator, or governmental or administrative body or agency which if adversely determined with respect to Borrower would result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise.

     6.10. The execution, delivery and performance of this Agreement, any supplement or amendment hereto, or any agreements, instruments and documents executed and delivered in connection herewith, are within Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of Borrower's charter, by-laws or other incorporation papers, or of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound.

     6.11. Borrower shall keep and maintain, at its sole cost and expense, satisfactory and complete Records including records of all Accounts, all payments received and credits granted thereon, and all other dealings therewith. Upon the sale of goods or the rendering of services, Borrower shall make appropriate entries in its books and records disclosing such assignments of Accounts to FINOVA, and shall execute and deliver all papers and instruments, and do all things necessary to effectuate this Agreement and facilitate the collection of the Accounts. FINOVA is hereby vested with all of Borrower's rights, securities and guarantees with respect to each Account, including the right of stoppage in transit. Notwithstanding the failure of Borrower to execute and deliver such written assignment as aforesaid, each Account created by Borrower shall be deemed assigned to FINOVA and shall become its property.

FINOVA Capital Corporation                                   Security Agreement
-------------------------------------------------------------------------------

     6.12. If any Account Debtor of Borrower shall reject or return any of the goods which created an assigned Account, Borrower shall promptly deliver the same to FINOVA, or notify FINOVA and hold the same, separate and apart from Borrower's stock, in trust for and subject to the order of FINOVA, and FINOVA may take and sell the same, without notice, for such price and upon such terms as it may, in its sole and absolute discretion, determine. Borrower shall remain liable for any difference between the original invoice price and the net proceeds of re-sale, after deducting any expenses incurred by FINOVA in connection with such re-sale. Notwithstanding the foregoing, FINOVA may require Borrower to pay to it the original invoice price of such rejected or returned goods. In case any such goods shall be re-sold, the Account thereby created shall be FINOVA's property and shall be deemed assigned hereunder.

     6.13. All monies, Accounts and other property of Borrower which may come into FINOVA's possession in any manner, and all sums to the credit of Borrower may be retained by FINOVA and applied to the Obligations or any of the Borrower's obligations owing to FINOVA's parent, any of its subsidiaries or any of its affiliates. Borrower's obligations as set forth in the preceding sentence shall remain applicable and enforceable as against Borrower should FINOVA be merged into or with any other entity, including, but not limited to, its parent corporation. Borrower absolutely and unconditionally guarantees and grants a security interest to FINOVA in and to all of its Collateral to secure any and all Obligations (including but not limited to all obligations of any entity which is a parent, subsidiary or affiliate of Borrower, whether arising under this Agreement or otherwise, and whether or not then due and however created) which Borrower may at any time owe to FINOVA or its parent, any of its subsidiaries or any of its affiliates.

     6.14. FINOVA's agents and examiners shall have the right at any time during business hours to review, inspect, examine, check and make copies of extracts from Borrower's Records.

     6.15. Borrower shall, at Borrower's expense, duly execute and deliver, or shall cause to be duly executed and delivered, such further agreements, instruments and documents, including, without limitation, additional security agreements, mortgages, deeds of trust, deeds to secure debt, collateral assignments, UCC financing statements or amendments and continuations thereof, landlord's or mortgagee's waivers of liens and consents to the exercise by FINOVA of all of its rights and remedies hereunder, under any supplement or amendment hereto, or applicable law with respect to the Collateral. In addition, Borrower shall do or cause to be done such further acts as may be necessary or proper, in FINOVA's opinion, to evidence, perfect, maintain and enforce its security interest and the priority thereof in and to the Collateral and to otherwise effect the provisions and purposes of this Agreement or any supplement or amendment hereto. Where permitted by law, Borrower hereby authorizes FINOVA to execute and file one or more UCC financing statements covering the Collateral signed only by FINOVA.

     6.16. Borrower shall, at Borrower's expense, maintain insurance covering the Collateral in such amounts and with such insurance companies as may be acceptable to FINOVA in its sole and absolute discretion. Borrower shall have FINOVA named as mortgagee, loss payee and additional insured on all such insurance policies. In the event Borrower shall fail to maintain insurance acceptable to FINOVA, FINOVA without notice, may obtain such insurance in the name of the Borrower and charge Borrower's account with the costs and expenses of such insurance. All expenses incurred by FINOVA with regard to such insurance policies shall be deemed part of the Obligations.

     6.17 The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G issued by the Board of Governors of the Federal Reserve System), and no proceeds of any loan or advances made by FINOVA to Borrower pursuant to Section 2.1 will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, or in any manner which might cause such loan or advance or the application of such proceeds to violate (or require any regulatory filing under) Regulation G, Regulation U, or Regulation X of the Board of Governors of the Federal Reserve System, in each case as in effect on the date or dates of such loan or advance and such use of proceeds. Further, no proceeds of any loan or advance will be used to acquire any security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

FINOVA Capital Corporation                                   Security Agreement
-------------------------------------------------------------------------------

     Section 7. ADDITIONAL POWERS

     7.1. FINOVA shall have the right at any time in its sole and absolute discretion: (a) to notify Account Debtors that Borrower's Accounts have been assigned to and are payable to FINOVA; and (b) to collect any and all Accounts directly in its own name and charge all of its collection costs and expenses including, but not limited to, its legal expenses to the Borrower's account as part of the Obligations.

     7.2. Borrower hereby appoints FINOVA or FINOVA's designee as Borrower's attorney-in-fact, at Borrower's own cost and expense, to exercise at any time all or any of the following powers which, being coupled with an interest, shall be irrevocable until all Obligations have been paid in full: (a) upon alleging the occurrence of an Event of Default hereunder to redirect, receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as FINOVA may designate;
(b) to execute and file in Borrower's name financing statements and amendments under the UCC; (c) to receive, take, endorse, assign, deliver, accept and deposit, in FINOVA's or Borrower's name, any and all checks, notes, drafts, acceptances, money orders, remittances or other evidences of payment of money or Collateral which may come into FINOVA's possession; (d) to sign Borrower's name on any drafts against Account Debtors, assignments and verifications of Accounts; (e) to transmit to Account Debtors notice of FINOVA's interest therein and to request from such Account Debtors at any time, in FINOVA's or Borrower's name or that of FINOVA's designee, information concerning the Accounts and the amounts owing thereon; (f) to notify Account Debtors to make payment directly to FINOVA; (g) upon alleging the occurrence of an Event of Default hereunder, to take or bring, in FINOVA's or Borrower's name, and in FINOVA's sole and absolute discretion all steps, actions, suits or proceedings deemed necessary or desirable by FINOVA to effect collection of the Collateral; and (h) to do all other acts and things necessary to carry out this Agreement. Borrower hereby releases FINOVA and FINOVA's officers, employees and designees, from all liability arising from any act or acts under this Agreement or in furtherance thereof, whether by omission or commission, and whether based upon any error of judgment or mistake of law or fact.

     Section 8. EVENTS OF DEFAULT

     8.1. All Obligations shall be, at FINOVA's option, immediately due and payable without notice or demand and the provision of this Agreement (or any supplement or amendment hereto) as to future loans and advances to or for the benefit of Borrower shall, at FINOVA's option, terminate forthwith upon the occurrence of any one or more of the following events of default (the "Events of Default"): (a) if Borrower shall fail to pay FINOVA when due any amounts owing to FINOVA under any Obligation, or shall breach any of the terms, covenants, conditions or provisions of this Agreement, any supplement or amendment hereto or any other agreement between Borrower and FINOVA; (b) if any guarantor, endorser or other person liable on the Obligations shall terminate or breach any of the terms, covenants, conditions or provisions of any guaranty, endorsement or other agreement of such person with, or in favor of FINOVA; (c) if any representation, warranty, or statement of fact made to FINOVA at any time by Borrower or on Borrower's behalf is false or misleading; (d) if Borrower, or any guarantor, endorser or other person liable on the Obligations shall become insolvent, fail to meet its or their debts as they mature, call a meeting of creditors or have a creditors' committee appointed, make an assignment for the benefit of creditors, commence or have commenced by or against Borrower or any guarantor, endorser or other person liable on the Obligations any action or proceeding for relief under any bankruptcy law, or if any judgment is entered against Borrower or any guarantor, endorser or other person liable on the Obligations (which has not been bonded or otherwise secured) or if Borrower or any guarantor, endorser or other person liable on the Obligations suspends or discontinues doing business for any reason, or if a receiver, custodian or trustee of any kind is appointed with regard to any property of Borrower or guarantor, endorser or other person liable on the Obligations; (e) if there shall be a material adverse change in Borrower's business, assets or condition (financial or otherwise) from the date hereof; (f) if there is any change in Borrower's majority control or ownership; or (g) if at any time FINOVA shall, in FINOVA's sole and absolute discretion, consider the Obligations insecure or any part of the Collateral unsafe, insecure or insufficient and Borrower (or other person or entity acting on Borrower's behalf) shall not on FINOVA's demand furnish other Collateral or make payment on account, satisfactory to FINOVA. However, notwithstanding anything to the contrary contained in the foregoing, Borrower shall have fifteen (15) days after receipt of written notice from FINOVA to cure any failure to comply with any of the requirements contained

FINOVA Capital Corporation                                    Security Agreement
--------------------------------------------------------------------------------

in paragraphs 6.1, 6.2(b), 6.4, 6.7 and 6.8 of this Agreement.

     8.2. In the event FINOVA seeks to take possession of all or any portion of the Collateral by judicial process (including, but not limited to, FINOVA obtaining an order of attachment, a temporary restraining order, a preliminary or permanent injunction or otherwise) against the Borrower or with regard to the Collateral, Borrower irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required, (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral, and (c) any requirement that FINOVA retain possession and not dispose of any Collateral until after trial or final judgment.

     8.3. Borrower agrees that the giving of ten (10) days' notice by FINOVA, sent by ordinary mail, postage prepaid, to Borrower's address set forth herein, designating the place and time of any public sale or of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice with respect thereto.

     8.4. The net cash proceeds resulting from the exercise of any of FINOVA's rights or remedies under this Agreement, under the UCC or otherwise, shall be applied by FINOVA to the payment of the Obligations in such order as FINOVA may elect, and Borrower shall remain liable to FINOVA for any deficiency. Without limiting the generality of the foregoing, if FINOVA enters into any credit transaction, directly or indirectly, in connection with the disposition of any Collateral, FINOVA shall have the option, at any time, in FINOVA's sole and absolute discretion, to reduce the Obligations by the amount of such credit transaction or any part thereof or to defer the reduction thereof until actual receipt by FINOVA of cash in connection therewith.

     8.5. The enumeration of the foregoing rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies FINOVA may have under the UCC or other applicable law. FINOVA shall have the right, in FINOVA's sole and absolute discretion, to determine which rights and remedies, and in which order any of the same, are to be exercised, and to determine which Collateral is to be proceeded against and in which order, and the exercise of any right or remedy shall not preclude the exercise of any others, all of which shall be cumulative.

     8.6. No act, failure or delay by FINOVA shall constitute a waiver of any of its rights or remedies. No single or partial waiver by FINOVA of any provision of this Agreement or any supplement or amendment hereto, or breach or default thereunder, or of any right or remedy which FINOVA may have shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion.

     8.7. Borrower waives presentment, notice of dishonor, protest and notice of protest of all instruments included in or evidencing any of the Obligations or the Collateral and any and all notices or demands whatsoever (except as expressly provided herein). FINOVA may, at all times, proceed directly against Borrower or any guarantor or endorser to enforce payment of the Obligations and shall not be required to take any action of any kind to preserve, collect or protect FINOVA's or Borrower's rights in the Collateral.

     Section 9. MISCELLANEOUS

     9.1. This Agreement shall become effective upon acceptance by FINOVA and shall continue in full force and effect for a term ending three (3) years from the date hereof (the "Renewal Date") and from year to year thereafter, unless and until terminated pursuant to the terms hereof. In addition to FINOVA's right to declare this Agreement immediately terminated at any time upon the occurrence of an Event of Default, either party may terminate this Agreement on the Renewal Date or on the anniversary of the Renewal Date in any year by giving the other party at least sixty (60) days prior written notice by registered or certified mail, return receipt requested. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, obligations and covenants hereunder until all Obligations have been paid in full and FINOVA's continuing security interest in and to the Collateral shall remain in effect until all such Obligations have been fully discharged.

     9.2. If FINOVA terminates this Agreement upon the occurrence of an Event of Default or if Borrower terminates this Agreement as to future transactions other than on the Renewal Date or any anniversary of the Renewal Date, in view of the impracticality and extreme difficulty in ascertaining FINOVA's actual damages and by mutual agreement of the parties as to a reasonable calculation of

FINOVA Capital Corporation                                    Security Agreement
--------------------------------------------------------------------------------

FINOVA's lost profits as a result thereof, Borrower hereby agrees that it shall immediately pay to FINOVA by wire transfer, certified check or bank cashier's check, Borrower's entire Obligations owing thereunder, plus liquidated damages of an amount equal to: (a) five percent (5%) of the Line of Credit if this Agreement is terminated prior to August 20, 1998; (b) three percent (3%) of the Line of Credit if this Agreement is terminated during the period from August 20, 1998 to August 19, 1999; and (c) one percent (1%) of the Line of Credit if this Agreement is terminated during the period from August 20, 1999 to August 20, 2000 or during any subsequent term. Prior to its actual receipt of payment as aforesaid, FINOVA shall be free to exercise, without limitation, all of its rights under this Agreement or under any other agreement it may then have with Borrower. Borrower's default of any provision under this Agreement may be considered and construed at the sole option of FINOVA, as a termination of this Agreement by Borrower. The liquidated damages provided for in this paragraph
9.2 shall be deemed included in the Obligations and shall be presumed to be the amount of damages sustained by FINOVA due to the Borrower's early termination and Borrower agrees that such damages are reasonable and appropriate under the circumstances currently existing.

     9.3. This Agreement, and any supplement or amendment hereto and any agreements, instruments or documents delivered or to be delivered in connection herewith, constitute the entire agreement and understanding between FINOVA and Borrower concerning the subject matter hereof and thereof and as such supersedes all other prior or contemporaneous agreements, understandings, negotiations and discussions, representations, warranties, commitments, offers, contracts, whether written or oral, all of which are merged into this Agreement. FINOVA and Borrower agree that neither party shall be bound by anything not expressed herein, nor shall this Agreement be modified orally.

     9.4. All amendments to and modifications of this Agreement shall be in writing and signed by Borrower and FINOVA, which requirement shall not be modified by oral agreement or by course of conduct.

     9.5. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been duly given or made: (a) by hand, immediately upon sending: (b) upon posting if by Federal Express, Express Mail or any other overnight delivery service; or (c) upon posting if by certified mail, return receipt requested. All notices, requests and demands are to be given or made to the respective parties at the addresses set forth herein or at such other addresses as either party may designate in writing by notice in accordance with the provisions of this paragraph.

     9.6. Borrower and FINOVA each hereby waive all rights to a trial by jury in any action or proceeding of any kind arising out of or relating to this Agreement, any supplement or amendment hereto, the Obligations, the Collateral or any such other transaction. Borrower hereby waives all of its rights of setoff and rights to interpose any defenses and/or counterclaims in the event of any litigation with respect to any matter connected with this Agreement, any supplement or amendment hereto, the Obligations, the Collateral or any other transaction between the parties. Borrower hereby irrevocably consents and submits to the jurisdiction and venue of the Supreme Court of the State of New York (without regard to any choice of law rules) or the United States District Court for the Southern District of New York in connection with any action or proceeding of any kind arising out of or relating to this Agreement, any supplement hereto, the Obligations, the Collateral or any such other transaction. Borrower agrees that any action brought by it against FINOVA whether with regard to this Agreement or otherwise shall be subject to the exclusive jurisdiction and venue of the Supreme Court of the State of New York (without regard to any choice of law rules), County of New York or the United States District Court for the Southern District of New York.

     9.7. In any litigation brought by FINOVA, Borrower waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to Borrower at Borrower's address set forth below and service so made shall be complete two (2) days after the same shall have been posted. Within twenty (20) days after such mailing, Borrower shall appear and answer such summons, complaint or other process, failing which Borrower shall be deemed in default and judgment may be entered by FINOVA against Borrower for the amount of the claim and for any other relief requested therein.

     9.8. This Agreement and all transactions hereunder are deemed to be consummated in the State of New York and shall be governed by and interpreted in accordance with the substantive and procedural laws of the State of New York (without regard to any choice of law rules). If any part or provision of this Agreement shall be determined to be invalid or in contravention of any applicable law or regulation of the controlling jurisdiction, such part or provision shall be severed

FINOVA Capital Corporation                                    Security Agreement
--------------------------------------------------------------------------------

without affecting the validity of any other part or provision of this Agreement.

     9.9 Borrower hereby consents to and authorizes FINOVA to issue appropriate press releases and to cause a tombstone to be published announcing the consummation of this transaction and the aggregate amount thereof.

     9.10. This Agreement shall inure to and be binding upon the parties hereto and their successors and assigns.


     IN WITNESS WHEREOF, the parties have hereunto set their hand and seal the day and year first above written.

ATTEST:                                 PDG ENVIRONMENTAL, INC.

/s/ DULCIA MAIRE                        By: /s/ JOHN C. REGAN
--------------------------------           ------------------------------------
Dulcia Maire, Secretary                     John C. Regan, Chairman


ATTEST:                                 PROJECT DEVELOPMENT GROUP, INC.

/s/ DULCIA MAIRE                        By: /s/ JOHN C. REGAN
--------------------------------           ------------------------------------
Dulcia Maire, Secretary                     John C. Regan, President


ATTEST:                                 PDG, INC.

/s/ DULCIA MAIRE                        By: /s/ JOHN C. REGAN
--------------------------------           ------------------------------------
Dulcia Maire, Secretary                     John C. Regan, President


ATTEST:                                 ENVIRO-TECH ABATEMENT SERVICES, CO.

/s/ DULCIA MAIRE                        By: /s/ JOHN C. REGAN
--------------------------------           ------------------------------------
Dulcia Maire, Secretary                     John C. Regan, President


ATTEST:                                 ASBESTEMPS, INC.

/s/ DULCIA MAIRE                        By: /s/ JOHN C. REGAN
--------------------------------           ------------------------------------
Dulcia Maire, Secretary                     John C. Regan, President


ATTEST:                                 APPLIED ENVIRONMENTAL TECHNOLOGIES, INC.

/s/ DULCIA MAIRE                        By: /s/ JOHN C. REGAN
--------------------------------           ------------------------------------
Dulcia Maire, Secretary                     John C. Regan, President


ATTEST:                                 ASBESTEC-APPLIED, INC.

/s/ DULCIA MAIRE                        By: /s/ JOHN C. REGAN
--------------------------------           ------------------------------------
Dulcia Maire, Secretary                     John C. Regan, President

FINOVA Capital Corporation                                    Security Agreement
--------------------------------------------------------------------------------


ATTEST:                             DPI ENERGY, INC.

/s/ DULCIA MAIRE                    By: /s/ JOHN C. REGAN
--------------------------------       ------------------------------------
Dulcia Maire, Secretary                 John C. Regan, President


                                    ACCEPTED:

                                    FINOVA CAPITAL CORPORATION

                                    By: /s/ CHERYL NICHOLS, AVP
                                       ------------------------------------
                                        Cheryl Nichols, Assistant Vice President


                                    GUARANTY


     1. In consideration of and in order to induce FINOVA CAPITAL CORPORATION ("FINOVA"), its successors, endorsees or assigns to grant and continue to grant such advances, loans or extensions of credit directly or indirectly to PDG ENVIRONMENTAL, INC., ENVIRO-TECH ABATEMENT SERVICES, CO., PROJECT DEVELOPMENT GROUP, INC., PDG, INC., ASBESTEMPS, INC., APPLIED ENVIRONMENTAL TECHNOLOGIES, INC., ASBESTEC-APPLIED, INC. and DPI ENERGY, INC., (hereinafter, whether one or more, called "Borrower") and to grant to Borrower such renewals, extensions, forbearances, releases of collateral or other relinquishment of legal rights as FINOVA may deem advisable, and for other good and valuable consideration, receipt of which is hereby duly acknowledged, the undersigned Guarantor(s) (hereinafter, whether one or more, called "Guarantor", who, if two or more in number, shall be jointly and severally bound) for the undersigned Guarantor and for their heirs and personal representatives, or successors, and assigns of the undersigned Guarantor, hereby absolutely and unconditionally guarantees to FINOVA, its successors, endorsees and assigns, the prompt and unconditional payment when due (whether at maturity, by acceleration or otherwise) and at all times thereafter of any and all obligations or liabilities of every kind, nature and character (including all renewals, extensions and modifications thereof) of Borrower to FINOVA, its successors, endorsees or assigns howsoever created or arising, whether or not represented by negotiable instruments or other writings, whether now existing or hereafter incurred, whether originally contracted with FINOVA or with another and assigned or transferred to FINOVA or otherwise acquired by FINOVA, whether contracted by Borrower alone or jointly with others, and whether absolute or contingent, secured or unsecured, matured or unmatured (collectively, the "Indebtedness"), including but not limited to any and all sums, late charges, disbursements, expenses, legal fees and any deficiency upon enforcement of collateral, agreements and contracts in connection with all of such obligations.

     2. Undersigned Guarantor consents that without notice to or further assent by undersigned Guarantor, the obligation of Borrower or of any other party for the liability hereby guaranteed may be renewed, extended, modified, prematured or released by FINOVA as it may deem advisable in its sole and absolute discretion, and that any security or securities which FINOVA holds may be exchanged, sold, released, or surrendered by it, as it may deem advisable in its sole and absolute discretion, without impairing or affecting the obligation of undersigned Guarantor hereunder.

     3. Undersigned Guarantor waives any and all notice of the acceptance of this Guaranty, or of the creation, renewal or accrual of any obligations or liability of Borrower to FINOVA, present or future, or of the reliance of FINOVA upon this Guaranty. Any and every obligation or liability of Borrower to FINOVA herein described shall conclusively be presumed to have been created, contracted or incurred in reliance upon this Guaranty, and all dealings between Borrower and FINOVA shall likewise be presumed to be in reliance upon this Guaranty. Undersigned Guarantor waives protest, presentment, demand for payment, notice of default or non-payment and notice of dishonor to or upon undersigned Guarantor, Borrower or any other party liable for any of Borrower's obligations hereby granted.

     4. This Guaranty shall be construed as an absolute and unconditional Guaranty of payment without regard to the validity, regularity or enforceability of any obligation or purported obligation of Borrower. FINOVA shall have all of its remedies under this

FINOVA Capital Corporation                                   Security Agreement
-------------------------------------------------------------------------------

Guaranty without being obliged to resort first to any security or to any other remedy or remedies to enforce payment or collection of the obligations hereby guaranteed and may pursue all or any of its remedies at one or at different times. FINOVA is hereby given a continuing lien for the purposes and security of this Guaranty as well as for any other obligation or liability (present or future, absolute or contingent, due or not due) of undersigned Guarantor to FINOVA upon all property and securities now or hereafter given unto or left in the possession or custody of FINOVA for any purpose (including property left in safekeeping or custody), by or for the account of any undersigned Guarantor, and also upon any deposits with or any credit or claim of any undersigned Guarantor against FINOVA existing from time to time. FINOVA is hereby authorized and empowered, upon the occurrence of any of the events set forth in the next succeeding paragraph, to appropriate and apply to the payment and extinguishment of the liability of undersigned Guarantor any and all such monies, property, securities, deposits or credit balances without demand, advertisement or notice, all of which are hereby expressly waived.

     5. Upon the default of Borrower or any undersigned Guarantor with respect to any obligations or liabilities of either of them to FINOVA or in the event Borrower or any undersigned Guarantor shall die or become insolvent or make an assignment for the benefit of creditors, or if a petition in bankruptcy be filed by or against Borrower or any undersigned Guarantor, or in the event of the appointment of a receiver (either at law or in equity) of Borrower or of any undersigned Guarantor, or in the event that a judgment is obtained or warrant of attachment issued against Borrower or any undersigned Guarantor, or in the event that the financial or business condition of any of them shall so change as in the opinion of FINOVA will materially impair its security or increase its risk, all or any part of the obligations and liabilities of Borrower and/or of undersigned Guarantor to FINOVA, whether direct or contingent, and of every kind and description, shall, without notice or demand, become immediately due and payable insofar as this Guaranty is concerned, and shall be taken up forthwith by undersigned Guarantor, and in any of such events, and whether or not the said liabilities and obligations are due and payable, FINOVA may (in addition to, and subject to its rights and remedies under the terms of any special contract with Borrower), without demand of performance or advertisement or notice of intention to sell or of time or place of sale, or to redeem, or other notice whatsoever to undersigned Guarantor or to Borrower (all and each of which demands, advertisements and notices being hereby expressly waived), sell any and all collateral which it may hold for said obligations, or under this Guaranty, in one or more parcels, at public or private sale, at FINOVA's office or elsewhere, at such prices as FINOVA may deem best, either for cash or credit, with the right of FINOVA at any such sale, public or private, to purchase the whole or any part of said collateral free from any right or equity of redemption, which right or equity is hereby expressly waived. FINOVA may, in its uncontrolled discretion, apply the net proceeds of such sale or sales to payment on account of the obligations or liabilities of Borrower and undersigned Guarantor in such manner and order of priority as FINOVA may, in its absolute and uncontrolled discretion, elect. If, in the opinion of FINOVA, any collateral deposited hereunder cannot be freely sold or disposed of at public or private sale (because of any relationship between the owner and issuer thereof or otherwise), FINOVA shall have the unqualified right (in addition to all other rights hereunder) to sell the same, or any part thereof, to a purchaser or purchasers, under investment letters, for a negotiated price or prices which, under such circumstances, shall be deemed to be fair and equitable.

     6. Any stocks, bonds or other securities held by FINOVA hereunder may, whether or not Borrower or undersigned Guarantor is in default, be registered and held in the name of FINOVA or its nominee, and FINOVA or said nominee may exercise all voting and corporate rights relating thereto as if the absolute owner thereof.

     7. The term "Borrower" as used herein shall include the individual or individuals, association, partnership or corporation named herein as Borrower, and (a) any successor individual or individuals, association, partnership or corporation to which all or substantially all of the business or assets of said Borrower shall have been transferred, (b) in the case of a partnership Borrower, any new partnership which shall have been created by reason of the admission of any new partner or partners therein and/or the dissolution of the existing partnership by the death, resignation, or other withdrawal of any partner, and (c) in the case of a corporate Borrower, any other corporation into or with which said Borrower shall have been merged, consolidated, reorganized, purchased or absorbed. The right of FINOVA to hold, deal with and dispose of the property deposited by undersigned Guarantor hereunder, as herein provided, shall continue unimpaired notwithstanding any invalidity or unenforceability of this

FINOVA Capital Corporation                                    Security Agreement
--------------------------------------------------------------------------------

Guaranty as against undersigned Guarantor personally.

     8. FINOVA's books and records showing the account between FINOVA and Borrower shall be admissible as evidence in any action or proceeding, shall be binding upon the undersigned Guarantor for the purpose of establishing the items therein set forth and shall constitute prima facie proof hereof. FINOVA's monthly statements rendered to Borrower shall, to the extent to which no written objection is made within thirty (30) days after the date thereof, constitute an account stated between FINOVA and Borrower and be binding upon the undersigned Guarantor.

     9. The undersigned Guarantor waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which the undersigned Guarantor may now or hereafter have against Borrower, or any person other than a coguarantor directly or contingently liable for the obligations guaranteed hereunder, or against or with respect to the Borrower's property (including without limitation, property collateralizing the undersigned Guarantor's obligations to FINOVA) arising from the existence or performance of this Guaranty. In furtherance and not in limitation of the preceding waiver, the undersigned Guarantor agrees that any payment to FINOVA by the undersigned Guarantor pursuant to this Guaranty shall be deemed a contribution to the capital of the Borrower or other obligated party, and any such payment shall not constitute the undersigned Guarantor a creditor of any such party.

     10. The undersigned Guarantor represents and warrants that there is no existing indemnification agreement, whether qualified or unqualified, between the undersigned and Borrower except as set forth on Exhibit "A" attached hereto. The undersigned waives any right he may otherwise have to seek a stay from any United States Bankruptcy Court, in which Borrower may become a debtor, of any claim or cause of action hereinafter asserted against the undersigned Guarantor on his Guaranty, whether in an action commenced against the undersigned as a guarantor prior to or instituted following the filing a Chapter 11 petition by or against Borrower. The undersigned Guarantor further acknowledges that this waiver hereinabove, is specifically provided to FINOVA as an inducement to it to effect the financial accommodations provided by FINOVA to Borrower.

     11. This Guaranty shall, without further reference, pass to, and may be relied upon and enforced by, any successor or assignee of FINOVA and any transferee or subsequent holder of any of said liabilities or obligations of Borrower. This Guaranty may be terminated (but only insofar as it may relate to obligations of Borrower arising subsequent to such termination) upon written notice to that effect delivered by undersigned Guarantor to an officer of FINOVA, such termination to be effective only upon the execution by such officer of a written receipt therefor, and in the event of such termination, undersigned Guarantor and his or their respective executors, administrators or successors and assigns shall nevertheless remain liable with respect to obligations incurred or arising theretofore, and with respect to such obligations and any renewals, extensions or other liabilities arising out of same, this Guaranty shall continue in full force and effect, and FINOVA shall have all the rights herein provided for as if no such termination had occurred.

     12. The undersigned Guarantor does hereby waive any and all right to a trial by jury in any action or proceeding based hereon. This Guaranty and the rights and obligations of FINOVA and of the undersigned Guarantor shall be governed and construed in accordance with the laws of the State of New York (without regard to any choice of law rules). The undersigned Guarantor hereby consents to the exclusive jurisdiction of the Supreme Court of the State of New York (without regard to any choice of law rules) for a determination of any dispute connected with this Guaranty and authorizes the service of process on the undersigned Guarantor by registered or certified mail sent to the undersigned Guarantor at the address or addresses of the undersigned Guarantor, as the case may be as herein set forth or as set forth on any record maintained by FINOVA. Guarantor irrevocably waives, to the fullest extent Guarantor may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding; agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other manner provided by law; Guarantor agrees not to institute any legal action or proceeding against FINOVA or any of FINOVA's directors, officers, employees, agents or property concerning any matter arising out of or relating to this continuing Guaranty in any court other than one located in New York, New York. Nothing herein shall affect or impair FINOVA's right to serve legal process in any manner permitted by law or FINOVA's right to bring any action or proceeding against Guarantor or its property in the courts of any other jurisdiction. This Guaranty cannot be changed or terminated orally, shall be interpreted according to the laws of the State of New

FINOVA Capital Corporation                                   Security Agreement
-------------------------------------------------------------------------------

York (without regard to any choice of law rules), shall be binding upon the heirs, executors, administrators, successors and assigns of the undersigned Guarantor and shall inure to the benefit of FINOVA's successors and assigns. Guarantor agrees that any action brought by it against FINOVA whether with regard to this Agreement or otherwise shall be subject to the exclusive jurisdiction and venue of the Supreme Court of the State of New York (without regard to any choice of law rules), County of New York or the United States District Court for the Southern District of New York.

     13. Guarantor agrees that, whenever an attorney is used to obtain payment under or otherwise enforce this Guaranty or to enforce, declare or adjudicate any rights or obligations under this Guaranty or with respect to collateral, whether by legal proceeding or by any other means whatsoever, FINOVA's reasonable attorney's fee plus costs and expenses shall be payable by each Guarantor against whom this Guaranty or any obligation or right hereunder is sought to be enforced, declared or adjudicated. Guarantor, if more than one, shall be jointly and severally bound and liable hereunder and if any of the undersigned is a partnership, also the members thereof individually. FINOVA and Guarantor, in any litigation (whether or not arising out of or relating to obligations, liabilities or collateral security or any of the matters contained in this Guaranty) in which FINOVA and any of them shall be adverse parties, waive trial by jury. In addition, Guarantor waives the performance of each and every condition precedent to which Guarantor might otherwise be entitled by law. FINOVA shall have the right to fill in any blank spaces left in this Guaranty (including the name of "Borrower"), to date this Guaranty and to correct patent errors therein.

     14. Guarantor is fully aware of the financial condition of Borrower and is executing and delivering this Guaranty at Borrower's request and based solely upon his own independent investigation of all matters pertinent hereto, and Guarantor is not relying in any manner upon any representation or statement of FINOVA with respect thereto. Guarantor represents and warrants that he is in a position to obtain, and Guarantor hereby assumes full responsibility for obtaining, any additional information concerning Borrower's financial condition and any other matter pertinent hereto as Guarantor may desire, and Guarantor is not relying upon or expecting FINOVA to furnish to him any information now or hereafter in FINOVA's possession concerning the same or any other matter. By executing this Guaranty, Guarantor knowingly accepts the full range of risks encompassed within a contract of continuing Guaranty, which risks Guarantor acknowledges include without limitation the possibility that Borrower will incur additional Indebtedness for which Guarantor will be liable hereunder after Borrower's financial condition or ability to pay such Indebtedness has deteriorated and/or after bankruptcy or insolvency proceedings have been commenced by or against Borrower. Guarantor shall have no right to require FINOVA to obtain or disclose any information with respect to the Indebtedness, the financial condition or character of Borrower, the existence of any collateral or security for any or all of the Indebtedness, the filing by or against Borrower of any bankruptcy or insolvency proceeding, the existence of any other guaranties of all or any part of the Indebtedness, any action or non-action on the part of FINOVA, Borrower, or any other person, or any other matter, fact or occurrence.

     15. The Guarantor acknowledges that this Guaranty and the Guarantor's obligations under this Guaranty are and shall at all times continue to be absolute and unconditional in all respects and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any kind or nature whatsoever which might otherwise constitute a defense to this Guaranty and the obligations of the Guarantor under this Guaranty or the obligations of any other person or party (including, without limitation, the Borrower) relating to this Guaranty or the obligations of the Guarantor hereunder or otherwise with respect to any transactions involving the Borrower and FINOVA. This Guaranty sets forth the entire agreement and understanding of FINOVA and Guarantor and Guarantor absolutely, unconditionally and irrevocably waives any and all right to assert any defense, set-off, counterclaim or cross-claim of any nature whatsoever (including, but not limited to, fraud in the inducement and commercial disposition of collateral of the Guarantor or Borrower) with respect to this Guaranty or the obligations of the Guarantor under this Guaranty or the obligations of any other person or party (including, without limitation, Borrower) relating to this Guaranty or the obligations of the Guarantor under this Guaranty or otherwise with respect to any transactions involving the Borrower and FINOVA in any action or proceeding brought by its successors and assigns, to collect the Indebtedness or any portion thereof, or to enforce, the obligations of the Guarantor under this Guaranty. The Guarantor acknowledges that no oral or other agreements, understandings, representations or warranties exists with respect to this Guaranty or with respect to the obligations

FINOVA Capital Corporation                                  Security Agreement
------------------------------------------------------------------------------

of the Guarantor under this Guaranty, except as specifically set forth in this Guaranty.

     16. No executory agreement and no course of dealing between undersigned Guarantor and FINOVA shall be effective to change or modify this Guaranty in whole or in part; nor shall any change, modification or waiver of any rights or powers of FINOVA be valid or effective unless in writing or signed by an authorized officer of FINOVA.

     17. MUTUAL WAIVER OF RIGHT TO JURY TRIAL. FINOVA, BY ITS ACCEPTANCE HEREOF, AND GUARANTOR EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS AGREEMENT; OR (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN FINOVA AND GUARANTOR; OR (iii) ANY CONDUCT, ACTS OR OMISSIONS OF FINOVA OR GUARANTOR OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH FINOVA OR GUARANTOR; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

     18. Notwithstanding anything to the contrary contained herein, this Guaranty and the obligations of the Guarantor hereunder shall be limited to the amount of $300,000 plus interest and cost from the date of demand.


     IN WITNESS WHEREOF, the undersigned Guarantor has hereunto set his hand and seal the day and year first above written.


WITNESS:

/s/ DULCIA MARIE                               /s/ JOHN C. REGAN
---------------------------------              ---------------------------------
Dulcia Marie                                   John C. Regan
                                               482 Hillside Avenue
                                               Monroeville, Pennsylvania
                                               Social Security No.: ###-##-####



COMMONWEALTH OF PENNSYLVANIA            )
                                        )  ss.:
COUNTY OF ALLEGHENY                     )

     On this 19th day of August, 1997, before me personally appeared John C. Regan, to me known, and known to me to be the individual described in and who executed the foregoing instrument and he duly and severally acknowledged to me that he executed the same.

                                     /s/ CHERYL M. HUNSBERGER
                                     ------------------------------------------
                                     NOTARY PUBLIC


                                                  Notarial Seal
                                       Cheryl M. Hunsberger, Notary Public
                                        Monroeville Boro, Allegheny County
                                       My Commission Expires April 12, 2001

                                    Member, Pennsylvania Association of Notaries